Exhibit 10.1

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERPRIVATE IV INFRATECH PARTNERS INC.

InterPrivate IV InfraTech Partners Inc. (the “Corporation”), a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.	The name of the Corporation is InterPrivate IV InfraTech Partners Inc.

2.	The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 2020 and was subsequently amended by the filing of a certificate of amendment on January 6, 2021. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 4, 2021 (the “Amended and Restated Certificate of Incorporation”).

3.	This First Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.	This First Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of at least 65% of the outstanding shares of common stock at a meeting of stockholders in accordance with ARTICLE IX of the Amended and Restated Certificate of Incorporation and the provisions of Section 242 the DGCL.

5.	The text of Section 9.1(b) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 27 months from the closing of the Offering (or up to 36 months, if applicable under the provisions of Section 9.2(d))) (or such earlier date as determined by the Board, in its sole discretion, and included in a public announcement) (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open) (the “Deadline”) and (iii) the redemption of shares in connection with a vote seeking to amend such provisions of this Amended and Restated Certificate as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

6.	The text of Section 9.2(d) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(d) In the event that the Corporation has not consummated an initial Business Combination by the date which is the later of (i) 25 months from the closing of the Offering (or up to 31 months from the closing of the Offering, if applicable under the provisions of this section) and (ii) such later date as may be approved by the Corporation’s stockholders in accordance with this Amended and Restated Certificate (in any case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Notwithstanding the foregoing or any other provisions of the Articles of this Amended and Restated Certificate, in the event that the Corporation has not consummated an initial Business Combination within 25 months from the closing of the IPO, without approval of our public stockholders, the Corporation may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice, extend the Termination Date in one-month increments up to five more times, or a total of up to six months after the current Termination Date, provided that the Company will contribute funds from its working capital account, or if such working capital account is depleted, then the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) will lend the Corporation, and the Corporation will deposit into the Trust Account; for each extension, an amount determined by multiplying $0.06 by the number of public shares then outstanding, up to a maximum of $90,000, at the beginning of each month, for an aggregate deposit of up to $540,000 (if all extensions are exercised) upon the Corporation’s drawdown of a non-interest bearing, unsecured promissory note issued by the Corporation to the Lender. If the Corporation completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note or convert a portion or all of the amounts loaned under such promissory note into warrants, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the IPO. If the Corporation does not complete a Business Combination by the deadline to consummate the Business Combination, such promissory note will be repaid only from funds held outside of the Trust Fund or will be forfeited, eliminated or otherwise forgiven.”

7.	The text of Section 9.7 of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 25 months from the date of the closing of the Offering (or up to 31 months, if applicable under the provisions of Section 9.2(d)) or (b) with respect to any other material provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.”

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Amended and Restated Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 23rd day of December, 2022.

/s/ Brandon Bentley
Brandon Bentley
Authorized Officer